Exhibit 10.9

EXPENSIFY, INC.
2019 STOCK PLAN

PLAN HISTORY

Date	Event
April 12, 2019
Adopted with 992,127 shares under Plan, plus any shares subject to outstanding awards under the Company’s prior 2009 Stock Plan as of April 12, 2019 that cease to be subject to such awards following such date (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares).

EXPENSIFY, INC.
2019 STOCK PLAN
1.    Purposes of the Plan. The purposes of this 2019 Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants, and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant of an Option and subject to the applicable provisions of Section 422 of the Code and the regulations promulgated thereunder. Restricted Stock and Restricted Stock Units may also be granted under the Plan.
2.    Definitions. As used herein, the following definitions shall apply:
(a)    “Administrator” means the Board or a Committee.
(b)    “Affiliate” means an entity other than a Subsidiary which, together with the Company, is under common control of a third person or entity.
(c)    “Applicable Laws” means all applicable laws, rules, regulations and requirements, including, but not limited to, all applicable U.S. federal or state laws, any Stock Exchange rules or regulations, and the applicable laws, rules or regulations of any other country or jurisdiction where Options, Restricted Stock, or Restricted Stock Units are granted under the Plan or Participants reside or provide services, as such laws, rules, and regulations shall be in effect from time to time.
(d)    “Award” means any award of an Option, Restricted Stock, or Restricted Stock Units under the Plan.
(e)    “Board” means the Board of Directors of the Company.
(f)    “California Participant” means a Participant whose Award is issued in reliance on Section 25102(o) of the California Corporations Code.
(g)    “Cashless Exercise” means a program approved by the Administrator in which payment of the Option exercise price or tax withholding obligations may be satisfied, in whole or in part, with Shares subject to the Option, including by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Administrator) to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price and, if applicable, the amount necessary to satisfy the Company’s withholding obligations.
(h)    “Cause” for termination of a Participant’s Continuous Service Status will exist (unless another definition is provided in an applicable Option Agreement, Restricted Stock Purchase Agreement, Restricted Stock Unit Agreement, employment agreement or other applicable written agreement) if the Participant’s Continuous Service Status is terminated for any of the following reasons: (i) Participant’s willful failure to perform his or her duties and responsibilities to the Company or Participant’s violation of any written Company policy; (ii)

Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in injury to the Company; (iii) Participant’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) Participant’s material breach of any of his or her obligations under any written agreement or covenant with the Company. The determination as to whether a Participant’s Continuous Service Status has been terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time, and the term “Company” will be interpreted to include any Subsidiary, Parent, Affiliate, or any successor thereto, if appropriate.
(i)    “Code” means the Internal Revenue Code of 1986, as amended.
(j)    “Committee” means one or more committees or subcommittees of the Board consisting of two (2) or more Directors (or such lesser or greater number of Directors as shall constitute the minimum number permitted by Applicable Laws to establish a committee or sub-committee of the Board) appointed by the Board to administer the Plan in accordance with Section 4 below.
(k)    “Common Stock” means the Company’s common stock, par value $0.0001 per share, as adjusted in accordance with Section 14 below.
(l)    “Company” means Expensify, Inc., a Delaware corporation.
(m)    “Consultant” means any person, including an advisor but not an Employee, who is engaged by the Company, or any Parent, Subsidiary or Affiliate, to render services (other than capital-raising services) and is compensated for such services, and any Director whether compensated for such services or not.
(n)    “Continuous Service Status” means the absence of any interruption or termination of service as an Employee or Consultant. Continuous Service Status as an Employee or Consultant shall not be considered interrupted or terminated in the case of: (i) Company approved sick leave; (ii) military leave; (iii) any other bona fide leave of absence approved by the Company, provided that if an Employee is holding an Incentive Stock Option and such leave exceeds 3 months, such Employee’s service as an Employee shall be deemed terminated on the 1st day following such 3-month period and the Incentive Stock Option shall thereafter automatically become a Nonstatutory Stock Option in accordance with Applicable Laws, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written Company policy. Also, Continuous Service Status as an Employee or Consultant shall not be considered interrupted or terminated in the case of a transfer between locations of the Company or between the Company, its Parents, Subsidiaries or Affiliates, or their respective successors, or a change in status from an Employee to a Consultant or from a Consultant to an Employee.

(o)    “Director” means a member of the Board.
(p)    “Disability” means “disability” within the meaning of Section 22(e)(3) of the Code.
(q)    “Employee” means any person employed by the Company, or any Parent, Subsidiary or Affiliate, with the status of employment determined pursuant to such factors as are deemed appropriate by the Administrator in its sole discretion, subject to any requirements of the Applicable Laws, including the Code. The payment by the Company of a director’s fee shall not be sufficient to constitute “employment” of such director by the Company or any Parent, Subsidiary or Affiliate.
(r)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(s)    “Fair Market Value” means, as of any date, the per share fair market value of the Common Stock, as determined by the Administrator in good faith on such basis as it deems appropriate and applied consistently with respect to Participants. Whenever possible, the determination of Fair Market Value shall be based upon the per share closing price for the Shares as reported in the Wall Street Journal for the applicable date.
(t)    “Family Members” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Participant, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons (or the Participant) have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.
(u)    “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Option Agreement.
(v)    “Involuntary Termination” means (unless another definition is provided in the applicable Option Agreement, Restricted Stock Purchase Agreement, Restricted Stock Unit Agreement employment agreement or other applicable written agreement) the termination of a Participant’s Continuous Service Status other than for death or Disability or for Cause by the Company or a Subsidiary, Parent, Affiliate or successor thereto, as appropriate.
(w)    “Listed Security” means any security of the Company that is listed or approved for listing on a national securities exchange or designated or approved for designation as a national market system security on an interdealer quotation system by the Financial Industry Regulatory Authority (or any successor thereto).

(x)    “Nonstatutory Stock Option” means an Option that is not intended to, or does not in fact qualify as an Incentive Stock Option.
(y)    “Option” means a stock option granted pursuant to the Plan.
(z)    “Option Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of an Option granted under the Plan and includes any documents attached to or incorporated into such Option Agreement, including, but not limited to, a notice of stock option grant and a form of exercise notice.
(aa)    “Option Exchange Program” means a program approved by the Administrator whereby outstanding Options (i) are exchanged for Options with a lower exercise price, Restricted Stock, or Restricted Stock Units or (ii) are amended to decrease the exercise price as a result of a decline in the Fair Market Value of the Common Stock.
(bb)    “Optioned Stock” means Shares that are subject to an Option or that were issued pursuant to the exercise of an Option.
(cc)    “Optionee” means an Employee, Consultant or Director who receives an Option.
(dd)    “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of grant of the Award, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.
(ee)    “Participant” means any holder of one or more Awards or Shares issued pursuant to an Award.
(ff)    “Plan” means this 2019 Stock Plan.
(gg)    “Restricted Stock” means Shares acquired pursuant to a right to purchase Common Stock granted pursuant to Section 11 below.
(hh)    “Restricted Stock Purchase Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of Restricted Stock granted under the Plan and includes any documents attached to such agreement.
(ii)    “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 11. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(jj)    “Restricted Stock Unit Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of Restricted Stock Units granted under the Plan and includes any document attached to such agreement.
(kk)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.
(ll)    “Share” means a share of Common Stock, as adjusted in accordance with Section 14 below.
(mm)    “Stock Exchange” means any stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time.
(nn)    “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of grant of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.
(oo)    “Ten Percent Holder” means a person who owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary measured as of an Award’s date of grant.
(pp)    “Triggering Event” means:
(i)    a sale, transfer or disposition of all or substantially all of the Company’s assets other than to (A) a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company, (B) a corporation or other entity owned directly or indirectly by the holders of capital stock of the Company in substantially the same proportions as their ownership of Common Stock, or (C) an Excluded Entity (as defined in subsection (ii) below);
(ii)    any merger, consolidation or other business combination transaction of the Company with or into another corporation, entity or person, other than a transaction with or into another corporation, entity or person in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding in the continuing entity or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or the surviving entity) outstanding immediately after such transaction (an “Excluded Entity”); or
(iii)    the consummation of a transaction, or series or related transactions, in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act)

becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than 50% of the Company’s then outstanding capital stock.
Notwithstanding anything stated herein, a transaction shall not constitute a “Triggering Event” if its sole purpose is to change the state of the Company’s incorporation, or to create a holding company that will be owned in substantially the same proportions by the persons who hold the Company’s securities immediately before such transaction or (ii) it is the Company’s initial public offering or another capital raising event.
3.    Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is (a) 992,127 Shares, plus (b) any shares subject to outstanding awards under the Company’s 2009 Stock Plan on April 12, 2019 that cease to be subject to such awards following such date (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares), effective on the date upon which they cease to be so subject to such awards, subject to adjustment from time to time as provided in Section 14(a). The Shares issued under the Plan may be authorized, but unissued, or reacquired Shares. If an Award should expire or become unexercisable for any reason without having been exercised in full, is forfeited prior to exercise or settlement, or is surrendered pursuant to an Option Exchange Program, the unpurchased or unissued Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. In addition, any Shares which are retained by the Company upon exercise of an Award in order to satisfy the exercise or purchase price for such Award or any withholding taxes due with respect to such Award shall be treated as not issued and shall continue to be available under the Plan. Shares issued under the Plan and later repurchased by the Company pursuant to any repurchase right that the Company may have shall be returned and available for future grant under the Plan. Subject to the overall limit set forth in the first sentence hereof, the maximum number of Shares that may be issued in the form of Incentive Stock Options shall not exceed 1,938,520 (as may be adjusted pursuant to Section 14).
4.    Administration of the Plan.
(a)    General. The Plan shall be administered by the Board or a Committee, or a combination thereof, as determined by the Board. The Plan may be administered by different administrative bodies with respect to different classes of Participants and, if permitted by Applicable Laws, the Board may authorize one or more officers of the Company to make Awards under the Plan to Employees and Consultants (who are not subject to Section 16 of the Exchange Act) within parameters specified by the Board.
(b)    Committee Composition. If a Committee has been appointed pursuant to this Section 4, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and dissolve a Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws and, in the case of a Committee administering the Plan in accordance with the requirements of Rule 16b3, to the extent permitted or required by such provisions.
(c)    Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its sole discretion:
(i)    to determine the Fair Market Value of the Common Stock in accordance with Section 2(s) above, provided that such determination shall be applied consistently with respect to Participants under the Plan;
(ii)    to select the Employees and Consultants to whom Awards may from time to time be granted;
(iii)    to determine the number of Shares to be covered by each Award;
(iv)    to approve the form(s) of agreement(s) and other related documents used under the Plan;
(v)    to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder, which terms and conditions include but are not limited to the exercise or purchase price, the time or times when Awards may be exercised (which may be based on performance criteria), the circumstances (if any) when vesting will be accelerated or forfeiture restrictions will be waived, and any restriction or limitation regarding any Award, Optioned Stock, Restricted Stock, or Restricted Stock Unit;
(vi)    to amend any outstanding Award or agreement related to any Optioned Stock, Restricted Stock, or Restricted Stock Unit including any amendment adjusting vesting (e.g., in connection with a change in the terms or conditions under which such person is providing services to the Company), provided that no amendment shall be made that would materially and adversely affect the rights of any Participant without his or her consent;
(vii)    to determine whether and under what circumstances an Option may be settled in cash under Section 10(c) instead of Common Stock;
(viii)    to implement an Option Exchange Program and establish the terms and conditions of such Option Exchange Program, provided that no amendment or adjustment to an Option that would materially and adversely affect the rights of any Optionee shall be made without his or her consent;
(ix)    to grant Awards to, or to modify the terms of any outstanding Option Agreement, Restricted Stock Purchase Agreement, Restricted Stock Unit Agreement or any agreement related to any Optioned Stock, Restricted Stock, or Restricted Stock Unit held by Participants who are foreign nationals or employed outside of the United States with such terms and conditions as the Administrator deems necessary or appropriate to accommodate differences in local law, tax policy or custom which deviate from the terms and conditions set forth in this Plan to the extent necessary or appropriate to accommodate such differences; and
(x)    to construe and interpret the terms of the Plan, any Option Agreement or Restricted Stock Purchase Agreement, and any agreement related to any Optioned Stock or Restricted Stock, which constructions, interpretations and decisions shall be final and binding on all Participants.
(d)    Indemnification. To the maximum extent permitted by Applicable Laws, each member of the Committee (including officers of the Company, if applicable), or of the Board, as applicable, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or pursuant to the terms and conditions of any Award except for actions taken in bad faith or failures to act in bad faith, and (ii) any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided that such member shall give the Company an opportunity, at its own expense, to handle and defend any such claim, action, suit or proceeding before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation, Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any other power that the Company may have to indemnify or hold harmless each such person.
5.    Eligibility.
(a)    Recipients of Grants. Nonstatutory Stock Options, Restricted Stock, and Restricted Stock Units may be granted to Employees and Consultants; provided, however, that Awards shall be granted only to those individuals described in Rule 701(c) of the Securities Act of 1933, as amended. Incentive Stock Options may be granted only to Employees, provided that Employees of Affiliates shall not be eligible to receive Incentive Stock Options, and any Options granted to Employees or Consultants of Affiliates shall comply with Section 409A of the Code.
(b)    Type of Option. Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.
(c)    ISO $100,000 Limitation. Notwithstanding any designation under Section 5(b), to the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(c), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares subject to an Incentive Stock Option shall be determined as of the date of the grant of such Option.

(d)    No Employment Rights. Neither the Plan nor any Award shall confer upon any Employee or Consultant any right with respect to continuation of an employment or consulting relationship with the Company (or any Parent, Subsidiary or Affiliate), nor shall it interfere in any way with such Employee’s or Consultant’s right or the Company’s (or Parent’s or Subsidiary’s or Affiliate’s) right to terminate his or her employment or consulting relationship at any time, with or without cause.
6.    Term of Plan. The Plan shall become effective upon its adoption by the Board of Directors. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 16 below.
7.    Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided that the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement and provided further that, in the case of an Incentive Stock Option granted to a person who at the time of such grant is a Ten Percent Holder, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.
8.    Intentionally Omitted.
9.    Option Exercise Price and Consideration.
(a)    Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option shall be such price as is determined by the Administrator and set forth in the Option Agreement, but shall be subject to the following:
(i)    In the case of an Incentive Stock Option
(A)    granted to an Employee who at the time of grant is a Ten Percent Holder, the per Share exercise price shall be no less than 110% of the Fair Market Value on the date of grant;
(B)    granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value on the date of grant;
(ii)    Except as provided in subsection (iii) below, in the case of a Nonstatutory Stock Option the per Share exercise price shall be such price as is determined by the Administrator, provided that, if the per Share exercise price is less than 100% of the Fair Market Value on the date of grant, it shall otherwise comply with all Applicable Laws, including Section 409A of the Code; and
(iii)    Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.
(b)    Permissible Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option and to the extent required by Applicable Laws, shall be determined at the time of grant) and may consist entirely of (1) cash; (2) check; (3)  to the extent permitted under Applicable Laws, delivery of a promissory note with such recourse, interest, security and redemption provisions as the Administrator determines to be appropriate (subject to the provisions of Section 153 of the Delaware General Corporation Law); (4) cancellation of indebtedness; (5) other previously owned Shares that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is exercised; (6) a Cashless Exercise; (7) such other consideration and method of payment permitted under Applicable Laws; or (8) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company and the Administrator may, in its sole discretion, refuse to accept a particular form of consideration at the time of any Option exercise.
10.    Exercise of Option.
(a)    General.
(i)    Exercisability. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, consistent with the terms of the Plan and reflected in the Option Agreement, including vesting requirements and/or performance criteria with respect to the Company, and Parent, Subsidiary or Affiliate, and/or the Optionee.
(ii)    Leave of Absence. The Administrator shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any such unpaid leave (unless otherwise required by the Applicable Laws). Notwithstanding the foregoing, in the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon a Optionee’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Options to the same extent as would have applied had the Optionee continued to provide services to the Company (or any Parent, Subsidiary or Affiliate, if applicable) throughout the leave on the same terms as he or she was providing services immediately prior to such leave.
(iii)    Minimum Exercise Requirements. An Option may not be exercised for a fraction of a Share. The Administrator may require that an Option be exercised as to a minimum number of Shares, provided that such requirement shall not prevent an Optionee from exercising the full number of Shares as to which the Option is then exercisable.
(iv)    Procedures for and Results of Exercise. An Option shall be deemed exercised when written notice of such exercise has been received by the Company in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and the Company has received full payment for the Shares with respect to which the Option is exercised and has paid, or made arrangements to satisfy, any applicable withholding requirements in accordance with Section 12 below. The exercise of an Option shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
(v)    Rights as Holder of Capital Stock. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a holder of capital stock shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 14 below.
(b)    Termination of Continuous Service Status. The Administrator shall establish and set forth in the applicable Option Agreement the terms and conditions upon which an Option shall remain exercisable, if at all, following termination of an Optionee’s Continuous Service Status, which provisions may be waived or modified by the Administrator at any time. To the extent that an Option Agreement does not specify the terms and conditions upon which an Option shall terminate upon termination of an Optionee’s Continuous Service Status, the following provisions shall apply:
(i)    General Provisions. If the Optionee (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified below, the Option shall terminate and the Optioned Stock underlying the unexercised portion of the Option shall revert to the Plan. In no event may any Option be exercised after the expiration of the Option term as set forth in the Option Agreement (and subject to Section 7).
(ii)    Termination other than Upon Disability or Death or for Cause. In the event of termination of an Optionee’s Continuous Service Status other than under the circumstances set forth in subsections (iii) through (v) below, such Optionee may exercise any outstanding Option at any time within thirty (30) days following such termination to the extent the Optionee is vested in the Optioned Stock.
(iii)    Disability of Optionee. In the event of termination of an Optionee’s Continuous Service Status as a result of his or her Disability, such Optionee may exercise any outstanding Option at any time within six (6) months following such termination to the extent the Optionee is vested in the Optioned Stock.
(iv)    Death of Optionee. In the event of the death of an Optionee during the period of Continuous Service Status since the date of grant of any outstanding Option, or within thirty (30) days following termination of Optionee’s Continuous Service Status, the Option may be exercised by the Optionee’s estate, or by a person who acquired the right to exercise the Option by bequest or inheritance, at any time within twelve (12) months following the date of death or, if earlier, the date the Optionee’s Continuous Service Status terminated, but only to the extent the Optionee is vested in the Optioned Stock.

(v)    Termination for Cause. In the event of termination of an Optionee’s Continuous Service Status for Cause, any outstanding Option (including any vested portion thereof) held by such Optionee shall immediately terminate in its entirety upon first notification to the Optionee of termination of the Optionee’s Continuous Service Status for Cause. If an Optionee’s Continuous Service Status is suspended pending an investigation of whether the Optionee’s Continuous Service Status will be terminated for Cause, all the Optionee’s rights under any Option, including the right to exercise the Option, shall be suspended during the investigation period. Nothing in this Section 10(b)(v) shall in any way limit the Company’s right to purchase unvested Shares issued upon exercise of an Option as set forth in the applicable Option Agreement.
(c)    Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted under the Plan based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.
11.    Restricted Stock and Restricted Stock Units.
(a)    Restricted Stock.
(i)    Rights to Purchase. When a right to purchase Restricted Stock is granted under the Plan, the Company shall advise the recipient in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid (which shall be as determined by the Administrator, subject to Applicable Laws, including any applicable securities laws), and the time within which such person must accept such offer. The permissible consideration for Restricted Stock shall be determined by the Administrator and shall be the same as is set forth in Section 9(b) with respect to exercise of Options. The offer to purchase Shares shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.
(ii)    Repurchase Option.
(1)     General. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Participant’s Continuous Service Status for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original purchase price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine.
(2)    Leave of Absence. The Administrator shall have the discretion to determine whether and to what extent the lapsing of Company repurchase rights shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, such lapsing shall be tolled during any such unpaid leave (unless otherwise required by the Applicable Laws). Notwithstanding the foregoing, in the event of military leave, the lapsing of Company repurchase rights shall toll during any unpaid portion of such leave, provided that, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Shares purchased pursuant to the Restricted Stock Purchase Agreement to the same extent as would have applied had the Participant continued to provide services to the Company (or any Parent or Subsidiary, if applicable) throughout the leave on the same terms as he or she was providing services immediately prior to such leave.
(iii)    Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock Purchase Agreements need not be the same with respect to each Participant.
(iv)    Rights as a Holder of Capital Stock. Once the Restricted Stock is purchased, the Participant shall have the rights equivalent to those of a holder of capital stock, and shall be a record holder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Restricted Stock is purchased, except as provided in Section 14 of the Plan.
(b)    Restricted Stock Units.
(i)    Award Terms. When Restricted Stock Units are granted under the Plan, the Company shall advise the recipient in writing of the terms, conditions and restrictions applicable to the Award, including the number of Restricted Stock Units that such person shall be entitled to receive. The offer to receive Restricted Stock Units shall be accepted by execution of a Restricted Stock Unit Agreement in the form determined by the Administrator.
(ii)    Vesting and Settlement.
(A)    General. The Administrator may, in its discretion, set vesting criteria for the Restricted Stock Units that must be met in order to be eligible to receive a payout pursuant to the Award (note that the Administrator may specify additional conditions which must also be met in order to receive a payout pursuant to the Award). Any such vesting criteria may be based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the Administrator in its discretion. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any applicable vesting criteria.
(B)    Leave of Absence. The Administrator shall have the discretion to determine at any time whether and to what extent the vesting of an Award of Restricted Stock Units shall be tolled during any leave of absence; provided, however, that in the absence of such determination, vesting shall continue during any paid leave and shall be tolled during any unpaid leave (unless otherwise required by Applicable Laws). Notwithstanding the foregoing, in the event of military leave, vesting shall be tolled during any unpaid portion of such leave, provided that, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to the Restricted Stock Units received pursuant to the Restricted Stock Unit Agreement to the same extent as would have applied had the Participant continued to provide services to the Company (or any Parent, Subsidiary or Affiliate, if applicable) throughout the leave on the same terms as he or she was providing services immediately prior to such leave.
(iii)    Form and Timing of Settlement. Settlement of earned Restricted Stock Units will be made upon the date(s) determined by the Administrator and may be subject to additional conditions, if any, each as set forth in the Restricted Stock Unit Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both, as set forth in the applicable Award Agreement.
(iv)    Other Provisions. The Restricted Stock Unit Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock Unit Agreements need not be the same with respect to each Participant.
(v)    Rights as a Holder of Capital Stock. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a holder of capital stock shall exist with respect to the Restricted Stock Units. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 below.
12.    Taxes.
(a)    As a condition of the grant, vesting and exercise of an Award, the Participant (or in the case of the Participant’s death or a permitted transferee, the person holding or exercising the Award) shall make such arrangements as the Administrator may require for the satisfaction of any applicable U.S. federal, state or local tax withholding obligations or foreign tax withholding obligations that may arise in connection with such Award. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.
(b)    The Administrator may, to the extent permitted by Applicable Laws, permit a Participant (or in the case of the Participant’s death or a permitted transferee, the person holding or exercising the Award) to satisfy all or part of his or her tax withholding obligations by Cashless Exercise or by surrendering Shares (either directly or by stock attestation) that he or she previously acquired; provided that, unless the Cashless Exercise is an approved broker-assisted Cashless Exercise, the Shares tendered for payment have been previously held for a minimum duration (e.g., to avoid financial accounting charges to the Company’s earnings), or as otherwise permitted to avoid financial accounting charges under applicable accounting guidance, amounts withheld shall not exceed the amount necessary to satisfy the Company’s tax withholding obligations at the minimum statutory withholding rates, including, but not limited to, U.S. federal and state income taxes, payroll taxes, and foreign taxes, if applicable. Any payment of taxes by surrendering Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the Securities and Exchange Commission.
13.    Non-Transferability of Awards.
(a)    General. Except as set forth in this Section 13, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by a Participant will not constitute a transfer. An Option may be exercised, during the lifetime of the holder of the Option, only by such holder or a transferee permitted by this Section 13.
(b)    Limited Transferability Rights. Notwithstanding anything else in this Section 13, the Administrator may in its sole discretion grant Nonstatutory Stock Options that may be transferred by instrument to an inter vivos or testamentary trust in which the Options are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift to Family Members.
14.    Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions.
(a)    Changes in Capitalization. Subject to any action required under Applicable Laws by the holders of capital stock of the Company, (i) the numbers and class of Shares or other stock or securities: (x) available for future Awards under Section 3 above, , and (y) covered by each outstanding Award, (ii) the price per Share covered by each such outstanding Option, and (iii) any repurchase price per Share applicable to Shares issued pursuant to any Award, shall be equitably and proportionately adjusted by the Administrator in the event of a stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization (including a recapitalization through a large nonrecurring cash dividend) or reclassification of the Shares, subdivision of the Shares, a rights offering, a reorganization, merger, spin-off, split-up, change in corporate structure or other similar occurrence. Any adjustment by the Administrator pursuant to this Section 14(a) shall be made in the Administrator’s sole and absolute discretion and shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award. If, by reason of a transaction described in this Section 14(a) or an adjustment pursuant to this Section 14(a), a Participant’s Award agreement or agreement related to any Optioned Stock, Restricted Stock, or Restricted Stock Unit covers additional or different shares of stock or securities, then such additional or different shares, and the Award agreement or agreement related to the Optioned Stock, Restricted Stock, or Restricted Stock Unit in respect thereof, shall be subject to all of the terms, conditions and restrictions which were applicable to the Award, Optioned Stock, Restricted Stock and Restricted Stock Unit prior to such adjustment.
(b)    Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, each Award will terminate immediately prior to the consummation of such action, unless otherwise determined by the Administrator.

(c)    Triggering Events. In the case of a Triggering Event, each outstanding Award shall be treated as the Administrator determines, which determination shall be made without the consent of any grantee and need not treat all outstanding Awards (or portion thereof) in any identical manner. Such determination may provide (without limitation) for one or more of the following in the event of a Triggering Event: (i) the assumption or continuation of such Award or the substitution by such successor corporation or a parent or subsidiary of such successor corporation (the “Successor Corporation”) with new options or equity awards, or (ii) the termination of such Award in exchange for a payment of cash, securities and/or other property equal to the excess of the Fair Market Value of the portion of the Award that is vested and exercisable (if applicable) immediately prior to the consummation of the Triggering Event over the per Share exercise price thereof (if any). Notwithstanding the foregoing, in the event such Successor Corporation does not agree to such assumption, continuation or substitution, each such Award (including any unvested Restricted Stock) shall terminate and be forfeited upon the consummation of the Triggering Event, provided that any such forfeited unvested Restricted Stock shall be repurchased at a price per share equal to the original per share purchase price (as adjusted pursuant to Section 14(a)). For the avoidance of doubt, if the exercise price of an Award is equal to or greater than the Fair Market Value of the Common Stock, such Option (whether vested or unvested) may be canceled upon such Triggering Event for no consideration.
15.    Time of Granting Awards. The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award, or such other date as is determined by the Administrator, provided that in the case of any Incentive Stock Option, the grant date shall be the later of the date on which the Administrator makes the determination granting such Incentive Stock Option or the date of commencement of the Optionee’s employment relationship with the Company.
16.    Amendment and Termination of the Plan. The Board may at any time amend or terminate the Plan, but no amendment or termination (other than an adjustment pursuant to Section 14 above) shall be made that would materially and adversely affect the rights of any Participant under any outstanding Award, without his or her consent. In addition, to the extent necessary and desirable to comply with the Applicable Laws, the Company shall obtain the approval of holders of capital stock with respect to any Plan amendment in such a manner and to such a degree as required.
17.    Conditions Upon Issuance of Shares. Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel. As a condition to the exercise of any Option, purchase of any Restricted Stock, or settlement of any Restricted Stock Unit, the Company may require the person exercising the Option, purchasing the Restricted Stock, or settling the Restricted Stock Unit (i) to represent and warrant at the time of any such exercise or purchase that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by Applicable Laws and/or (ii) to enter into any stockholders agreements or other agreements with the Company and/or certain other of the Company’s stockholders relating to the Common Stock. Shares issued upon exercise of Options, purchase of Restricted Stock, or settlement of Restricted Stock Unit prior to the date, if ever, on which the Common Stock becomes a Listed Security shall be subject to a right of first refusal in favor of the Company pursuant to which the Participant will be required to offer Shares to the Company before selling or transferring them to any third party on such terms and subject to such conditions as is reflected in the applicable Option Agreement, Restricted Stock Purchase Agreement, or Restricted Stock Unit Agreement.
18.    Beneficiaries. Unless stated otherwise in an Award agreement, a Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant’s death any vested Award(s) shall be transferred or distributed to the Participant’s estate.
19.    Approval of Holders of Capital Stock. If required by the Applicable Laws, continuance of the Plan shall be subject to approval by the holders of capital stock of the Company within twelve (12) months before or after the date the Plan is adopted or, to the extent required by Applicable Laws, any date the Plan is amended. Such approval shall be obtained in the manner and to the degree required under the Applicable Laws.
20.    Addenda. The Administrator may approve such addenda to the Plan as it may consider necessary or appropriate for the purpose of granting Awards to Employees or Consultants, which Awards may contain such terms and conditions as the Administrator deems necessary or appropriate to accommodate differences in local law, tax policy or custom, which, if so required under Applicable Laws, may deviate from the terms and conditions set forth in this Plan. The terms of any such addenda shall supersede the terms of the Plan to the extent necessary to accommodate such differences but shall not otherwise affect the terms of the Plan as in effect for any other purpose.

ADDENDUM A
2019 STOCK PLAN
(California Participants)
Prior to the date, if ever, on which the Common Stock becomes a Listed Security and/or the Company is subject to the reporting requirements of the Exchange Act, the terms set forth herein shall apply to Awards issued to California Participants. All capitalized terms used herein but not otherwise defined shall have the respective meanings set forth in the Plan.
1.    The following rules shall apply to any Option in the event of termination of the Participant’s Continuous Service Status:
a.    If such termination was for reasons other than death, “disability” (as defined below), or Cause, the Participant shall have at least thirty (30) days after the date of such termination to exercise his or her Option to the extent the Participant is entitled to exercise on his or her termination date, provided that in no event shall the Option be exercisable after the expiration of the Option term as set forth in the Option Agreement.
b.    If such termination was due to death or disability, the Participant shall have at least six (6) months after the date of such termination to exercise his or her Option to the extent the Participant is entitled to exercise on his or her termination date, provided that in no event shall the Option be exercisable after the expiration of the Option term as set forth in the Option Agreement.
“Disability” for purposes of this Addendum shall mean the inability of the Participant, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Participant’s position with the Company or any Parent or Subsidiary because of the sickness of injury of the Participant.
2.    Notwithstanding anything stated herein to the contrary, (i) no Option shall be exercisable on or after the tenth anniversary of the date of grant and any Award agreement shall terminate on or before the tenth anniversary of the date of grant and (ii) no Option may be granted after the tenth anniversary of the earlier of the date the Plan is approved by the Board of Directors or the date the Plan is approved by the holders of the Company’s capital stock.
3.    The Company shall furnish summary financial information (audited or unaudited) of the Company’s financial condition and results of operations, consistent with the requirements of Applicable Laws, at least annually to each California Participant during the period such Participant has one or more Awards outstanding, and in the case of an individual who acquired Shares pursuant to the Plan, during the period such Participant owns such Shares. The Company shall not be required to provide such information if (i) the issuance is limited to key employees whose duties in connection with the Company assure their access to equivalent information or (ii) the Plan or any agreement complies with all conditions of Rule 701 of the Securities Act of 1933, as amended; provided that for purposes of determining such compliance, any registered domestic partner shall be considered a “family member” as that term is defined in Rule 701.

4. The Plan must be approved by holders of the Company’s capital stock within 12 months of its adoption by the Board. If the holders of capital stock of the Company fail to approve the Plan within 12 months after its adoption by the Board of Directors, then any Awards granted or sold under the Plan shall be rescinded and no additional grants or sales shall thereafter be made under the Plan.

    EMI Addendum. The provisions contained in this EMI Addendum are hereby incorporated into the Expensify, Inc. 2019 Stock Plan (“Plan”). To the extent that the terms and conditions set forth in the EMI Addendum in relation to EMI Options conflict with any other provisions of the Plan, the provisions of the EMI Addendum shall govern.

Expensify, Inc
EMI ADDENDUM (UNITED KINGDOM)

ARTICLE 1
PURPOSE
1.1    The Board has adopted this EMI Addendum for purposes of satisfying the requirements of Schedule 5 ("Schedule 5") to the United Kingdom (“UK”) Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”), which provides for the grant of options for commercial reasons in order to recruit and retain employees in the UK. EMI Options may only be granted under this EMI Addendum to an "eligible employee”, within the meaning of part 4 of Schedule 5, and shall be subject to the limitations, terms and conditions of the Plan as supplemented by this EMI Addendum. Such "eligible employee" shall be an "Optionee" for the purposes of the Plan and shall be required to certify their eligibility by signing the EMI Option Agreement or in such other manner as is permitted by Schedule 5.
ARTICLE 2
DEFINITIONS
For purposes of this EMI Addendum, in addition to the definitions provided in the recitals above, the following terms shall have the meanings indicated:
2.1    “Control” shall have the same meaning as in Section 995 of the UK Income Tax Act 2007;
2.2     “EMI Option” means an Option which is intended to be a qualifying enterprise management incentive option pursuant to Schedule 5.
2.3    “EMI Option Agreement” means and Notice of Stock Option Grant and Option Agreement in respect of an EMI Option.
2.4    Fair Market Value shall mean the market value determined in accordance with sections 272-3 of the Taxation of Capital Gains Tax Act 1992.
2.5    “Group” means the Company, and any Subsidiary.
2.6    "Shares" means shares of common stock in the Company, having the rights and being subject to the provisions and restrictions set out in the Company's by laws (including, without limitation, limited transferability, certain anti-dilution rights, drag and tag-along) and any stockholder agreement from time to time in force in relation to the Company, section 11(b) of the Plan, any restrictions imposed by an EMI Option Agreement, and any further restrictions that may be imposed by the Board under the Plan.
2.7    "Subsidiary" means a company (wherever incorporated) which for the time being is under the Control of the Company.

ARTICLE 3
ELIGIBILITY
3.1    Only employees and directors who are “eligible employees” within the meaning of Schedule 5 shall be entitled to receive EMI Options under this EMI Addendum.
ARTICLE 4
EMI LIMIT
4.1    EMI Options granted under this EMI Addendum are intended to be "qualifying options" for the purposes of Schedule 5. The £250,000 maximum entitlement requirement set out in paragraph 5 of Schedule 5 (or such other limit as may apply from time to time) shall apply to each grant of EMI Options. If and to the extent that the aggregate Fair Market Value of all Shares granted to an Optionee pursuant to outstanding EMI Option exceeds such maximum entitlement, such EMI Options as are granted in excess of that maximum entitlement shall take effect as though they were unapproved options for UK tax purposes. Any EMI Options granted within the £250,000 limit will continue to take effect as qualifying EMI Options for the purposes of Schedule 5.
ARTICLE 5
TAX WITHHOLDING
5.1    An Optionee shall be accountable for any income tax and, subject to the following provisions, National Insurance liability which is chargeable on any assessable income deriving from the exercise of, or other dealing in, an EMI Option. In respect of such assessable income the Optionee shall indemnify the Company and (at the direction of the Company) any Subsidiary which is or may be treated as the employer of the Optionee in respect of the following (together, the "Tax Liabilities"):
(a)    any income tax liability which falls to be paid to HM Revenue & Customs by the Company (or the relevant employing Subsidiary) under the PAYE system as it applies to income tax under ITEPA and the PAYE regulations referred to in it; and
(b)    any National Insurance liability which falls to be paid to HM Revenue & Customs (“HMRC”) by the Company (or the relevant employing Subsidiary) under the PAYE system as it applies for national insurance purposes under the Social Security Contributions and Benefits Act 1992 and regulations referred to in it such national insurance liability being the aggregate of:
(i) all the employee's primary Class 1 National Insurance contributions; and
(ii) all the employer's secondary Class 1 National Insurance contributions.
5.2    Pursuant to the indemnity referred to in clause 5.1, an Optionee shall make such arrangements as the Company requires to meet the cost of the Tax Liabilities, including at the direction of the Company any of the following:
(a)    making a cash payment of an appropriate amount to the relevant company whether by cheque, banker's draft or deduction from salary in time to enable the Company to remit such amount to HM Revenue & Customs before the 14th day following the end of the month in which the event giving rise to the Tax Liabilities occurred; or
(b)    appointing the Company as agent and/or attorney for the sale of sufficient Shares acquired pursuant to the exercise of the Option to cover the Tax Liabilities and authorising the payment to the relevant company of the appropriate amount (including all reasonable fees, commissions and expenses incurred by the relevant company in relation to such sale) out of the net proceeds of sale of the Shares;
(c)    entering into an election whereby the employer's liability for secondary Class 1 National Insurance contributions is transferred to the Optionee on terms set out in the election and approved by HM Revenue & Customs.
5.3     Where the Shares to be acquired on exercise of the EMI Option are considered to be "restricted securities" for the purposes of the UK tax legislation (such determination to be at the sole discretion of the Company), it shall be a condition of exercise that the Optionee if so directed by the Company enter into a joint election with the Company or, if different, the relevant Subsidiary employing the Optionee pursuant to Section 431 ITEPA electing that the market value of the Shares to be acquired on the exercise of the EMI Option be calculated as if the Shares were not "restricted securities".
ARTICLE 6
MISCELLANEOUS
6.1    No part of the Plan shall apply to an EMI Option the extent that it is inconsistent with Schedule 5. The Board may designate an Option as an “EMI Option”, and section 5(b) shall be read accordingly.
6.2    Section 4(c) (viii) shall apply with the proviso that no surrender or cancellation of an EMI Option shall occur without the written consent of each affected Optionee
6.3    Payment of the exercise price shall be only by cash, check or Cashless Exercise, provided that such Cashless Exercise is in a form permitted by HMRC. Section 9(b) shall be read accordingly..
6.4    . In the event of the Optionee’s death while in an employment relationship with the Company, the Option may to the extent the Optionee is vested in the Optioned Stock on the date of death be exercised by his or her personal representatives within 12 months of the date of death. Section 10(b)(iv) shall be amended accordingly.
6.5    Section 13(b) shall not apply to EMI Options. An EMI Option shall be personal to the Optionee and may not be transferred, charged or otherwise dealt in. An EMI Option shall lapse in the event of any breach of this paragraph
6.6    Section 14(a) shall apply to EMI Options with the proviso that while it is intended that options granted under this EMI Addendum shall benefit from the tax advantages provided by Schedule 5, no adjustment to an EMI Option shall be made that would constitute a “disqualifying event” within the meaning of section 532 to 539 of ITEPA, without the written consent of the affected Optionee
6.7    Section 14(c)(i) shall apply with the proviso that the written consent of the affected Optionee the assumption or substitution of any EMI Option. A termination of an EMI Option under Section 14(c)(ii) may occur only with the written consent of each affected Optionee.
6.8    Section 18 and Section 19 shall not apply to the Addendum.
6.9    The validity and enforceability of the Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law, except that provisions relating to UK taxation shall be governed by the laws of the United Kingdom.

AMENDMENT TO THE
EXPENSIFY, INC.
2019 STOCK PLAN
[Date]
This Amendment (this “Amendment”) to the Expensify, Inc. 2019 Stock Plan ( “2019 Plan”), is made and adopted by the Board of Directors (“Board”) of Expensify Inc., a Delaware corporation (“Company”), effective as of the date first set above, subject to the approval of the Company’s stockholders. The 2019 Plan is hereby amended as follows:
1.    Section 2(k) of the 2019 Plan is hereby amended and restated in its entirety to read as follows:
“(k)    ‘Common Stock’ means the Company’s Class A Common Stock or the Company’s LT50 Common Stock, in either case, as adjusted in accordance with Section 14 below.”
2.    The first sentence of Section 3 of the 2019 Plan is hereby amended and restated in its entirety to read as follows:
“Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is (a) 16,856,770 Shares, plus (b) (i) any authorized shares available for issuance, and not issued or subject to outstanding awards, under the Company’s 2009 Stock Plan (the “Prior Plan”) as of April 12, 2019 (the “Effective Date”) and (ii) any shares subject to outstanding awards under the Prior Plan on the Effective Date that cease to be subject to such awards following the Effective Date (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares), effective on the date upon which they cease to be so subject to such awards, up to an aggregate maximum of 20,662,660 shares pursuant to clauses (i) and (ii) of this paragraph, subject to adjustment from time to time as provided in Section 14(a).”
3.     This Amendment shall be and hereby is incorporated into and forms a part of the 2019 Plan, and except as expressly provided herein, all terms and conditions of the 2019 Plan shall remain in full force and effect.